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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-69306; No. 33-62887; No. 333-05987; and No.
333-59941) of Michael Baker Corporation of our report dated June 20, 2001, relating to the financial statements of the Michael Baker Corporation Employee Stock Ownership Plan, which appears in this Form 11-K.



/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 26, 2001